UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

WAITR HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 16, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Waitr Holdings Inc. (the “Company”), dated May 7, 2020, for use at the Annual Meeting of Stockholders to be held on Tuesday, June 16, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 1, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION, AND THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

To the Stockholders of Waitr Holdings Inc.:

To support the health and well-being of its stockholders, employees and the greater community due to the public health impact of the coronavirus (COVID-19) outbreak, NOTICE IS HEREBY GIVEN that the location of the Company’s upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. As previously announced in its Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”), the Annual Meeting will be held on Tuesday, June 16, 2020 at 11:00 a.m. EDT, but the Annual Meeting will now be held in a virtual-only format, and stockholders will not be able to attend in person. The virtual meeting will provide stockholders the ability to participate, vote their shares, and ask questions.

Attending the Virtual Meeting

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and participate in the Annual Meeting if you were a stockholder of record as of the close of business on April 27, 2020, the record date, or if you hold a legal proxy for the meeting provided by your bank, broker or other nominee. To register for the Annual Meeting, please follow the instructions below based on your form of ownership of our common stock:

Stockholder of Record: If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting by visiting the virtual meeting website located at www.cstproxy.com/waitrapp/2020, entering the 12-digit control number that you received on your proxy card and printed above and clicking on the link to pre-register. You will need to log in to the virtual meeting website at www.cstproxy.com/waitrapp/2020 prior to the start of the Annual Meeting using your control number. Pre-registration is recommended but not required for stockholders of record.

Beneficial Owner of Stock Held in Street Name: If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. EDT time on Friday, June 12, 2020. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.

Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the meeting using the virtual meeting website.

Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:

•	Within the U.S. and Canada: +1 877-770-3647 (toll-free); passcode 36453397#

•	Outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply); passcode 36453397#

Asking Questions

The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.

Technical Support

Please visit the virtual meeting website located at www.cstproxy.com/waitrapp/2020 in advance of the Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at 917-262-2373 beginning at 8:00 a.m. EDT on Tuesday, June 16, 2020 through the conclusion of the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Stockholder List

A list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of ten days prior to the Annual Meeting, at the Company’s principal place of business at 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. For health and safety reasons related to the COVID-19 pandemic, you must schedule an appointment to review the list of registered shareholders entitled to vote at the Annual Meeting by sending an email to: annette.finch@waitrapp.com. During the Annual Meeting, the list of registered shareholders entitled to vote at the Annual Meeting will be made available electronically at www.cstproxy.com/waitrapp/2020.

/s/ Carl A. Grimstad
Carl A. Grimstad
Chairman and Chief Executive Officer

Lafayette, Louisiana

June 1, 2020

A copy of the Company’s press release dated June 1, 2020 is attached hereto.

WAITR HOLDINGS INC. ANNOUNCES 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN VIRTUAL FORMAT ONLY

LAFAYETTE, La.—(BUSINESS WIRE)—June 1, 2020—Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand food ordering and delivery, today announced a change in location for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) via the filing of additional proxy materials with the Securities and Exchange Commission (the “SEC”).

To support the health and well-being of its stockholders, employees and the greater community due to the public health impact of the coronavirus (COVID-19) outbreak, the Company will hold its Annual Meeting on Tuesday, June 16, 2020, at 11:00 a.m. EDT in a virtual meeting format only, via live audio webcast, in order to provide a consistent and convenient experience to stockholders, regardless of location. Stockholders will not be able to attend the Annual Meeting physically in person.

Stockholders as of the close of business on April 27, 2020 are entitled to attend and participate in the Annual Meeting at the virtual meeting website located at www.cstproxy.com/waitrapp/2020. Stockholders of record must enter the 12-digit control number found on the previously received proxy card and Notice of Change of Location sent by Continental Stock Transfer & Trust. Beneficial owners who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the meeting by following the instructions set forth in the additional proxy materials filed today with the SEC. Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the meeting using the virtual meeting website.

Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the numbers set forth in the additional proxy materials.

Information on technical support can also be found in the additional proxy materials.

The Company urges all stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, and its sister brand Bite Squad, connects local restaurants and grocery stores to hungry diners in underserved U.S. markets. Together they are a convenient way to discover, order and receive great food from local restaurants, grocery stores and national chains. As of March 31, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 600 cities.

Investors

WaitrIR@icrinc.com

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